Exhibit 10.11

SOVEREIGN BANK – LOAN NO. 17003864 (REVOLVING CREDIT FACILITY)

TENTH AMENDMENT TO

AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS TENTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) dated as of JUNE 30, 2015 (the “Effective Date”), is by and between SOVEREIGN BANK, a Texas state bank (together with its successors and assigns, “Lender”), and DAWSON GEOPHYSICAL COMPANY, a Texas corporation (“Debtor”), formerly known as TGC INDUSTRIES, INC.

RECITALS

WHEREAS, Debtor and Lender entered into that certain AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT dated as of SEPTEMBER 16, 2009 (as amended, modified, and restated from time to time, the “Agreement”), pursuant to which Lender agreed to make certain credit facilities available to Debtor on the terms and conditions set forth therein.

WHEREAS, the parties desire to amend the Agreement pursuant to the terms and conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      Defined Terms. Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Agreement, as amended hereby. Section 1 of the Agreement is further amended as follows:

(a)                                 The defined term “Letter of Credit” is hereby added to the Agreement in the correct alphabetical order as follows (with other defined terms being re-lettered, as applicable):

“Letter of Credit” means that certain letter of credit with an issue date of November 23, 2015, issued by Lender, at the request of Debtor, as applicant, for the benefit of AIG ASSURANCE COMPANY and the other beneficiaries named therein, for drawings up to ONE MILLION SEVEN HUNDRED SIXTY-SEVEN THOUSAND ONE HUNDRED FIFTEEN AND NO/100 DOLLARS (1,767,115.00).

(b)                                 The following sentence is hereby added at the end of the definition of “Indebtedness”:

“The Indebtedness includes all obligations of Debtor to Lender under the Letter of Credit.”

2.                                      Addition of Section 2(f). A new Section 2(f) is hereby added to the Agreement as follows:

(f)                                   Letter of Credit.

(i)                                     Debtor hereby requests Lender to issue the Letter of Credit. Subject to the terms and conditions set forth in this Agreement and the other Loan Documents, Lender hereby agrees to issue the Letter of Credit on November 23, 2015. Each advance by Lender pursuant to a drawing under the Letter of Credit is due and payable on the date that is THIRTY (30) days after such drawing date, and will be charged by Lender as (and will be deemed to be) a Loan under the Revolving Credit Facility by Lender as of the day and time such payment is made by Lender and in the amount of such payment. Effective on the date of issuance of the Letter of Credit, a reserve against the Borrowing Base shall be established in an amount equal to the Letter of Credit and all other commitments and obligations made or incurred by Lender with respect thereto. Debtor shall pay Lender an Issuance Fee of $17,671.15 upon issuance of the Letter of Credit.

(ii)                                  Debtor authorizes Lender to accept, honor, or pay (as applicable) against any draft or other document which on its face appears otherwise in order and is signed, issued, or presented by any party or under the name of any party (a) purporting to act with authority (actual or apparent) on behalf of the beneficiary in whose name the Letter of Credit requires that any draft or document must be drawn, issued, or presented; (b) purporting to claim through such beneficiary; or (c) posing as such beneficiary. Debtor agrees to reimburse Lender any and all amounts which Lender pays under the Letter of Credit notwithstanding any legal or factual insufficiency or infirmity in such party’s conduct or in any of the documents referenced in items (a), (b) or (c) above. Debtor shall indemnify and hold Lender harmless from and against any and all losses, claims, damages, liabilities, costs and expenses which Lender may suffer or incur in connection with the Letter of Credit and any documents, drafts or acceptances relating thereto, including any losses, claims, damages, liabilities, costs and expenses due to (A) any action taken by any issuer or correspondent with respect to the Letter of Credit, or (B) if applicable, any fluctuation in the exchange rates for foreign currency: provided, however, that such indemnity shall not, as to the Lender, be available to the extent that such losses, claims, damages, liabilities, costs or expenses resulted from the Lender’s gross negligence or willful misconduct, IT BEING EXPRESSLY UNDERSTOOD AND AGREED THAT SUCH INDEMNITY SHALL EXTEND TO AND COVER LENDER’S NEGLIGENCE. Debtor assumes all risks with respect to the acts or omissions of the drawer under or beneficiary of the Letter of Credit and for such purposes the drawer or beneficiary shall be deemed Debtor’s agent. Debtor assumes all risks for, and agrees to pay, all foreign, Federal, State and local taxes, duties and levies relating to any goods subject to the Letter of Credit or any documents, drafts or acceptances thereunder. Debtor hereby releases and holds Lender harmless from and against any acts, waivers, errors, delays or omissions, whether caused by Debtor, by any issuer or correspondent or otherwise with respect to or relating to the Letter of Credit. The provisions of this Section shall survive the payment of obligations of Debtor hereunder and the termination of this Agreement.

(iii)                               Nothing contained herein shall be deemed or construed to grant Debtor any right or authority to pledge the credit of Lender in any manner. Lender shall have no liability of any kind with respect to the Letter of Credit provided by an issuer other than Lender unless Lender has duly executed and delivered to such issuer the application or a guarantee or indemnification in writing with respect to the Letter of Credit. Debtor shall be bound by any interpretation made by Lender, or any other issuer or correspondent under or in connection with the Letter of Credit or any documents, drafts or acceptances thereunder, notwithstanding that such interpretation may be inconsistent with any instructions of Debtor. Lender shall have the sole and exclusive right and authority to, and Debtor shall not: (A) at any time an Event of Default has occurred and is continuing, (l) approve or resolve any questions on non-compliance of documents or (2) give any instructions as to acceptance or rejection of any documents or goods, and (B) at all times, grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents, drafts or acceptances thereunder or any letters of credit included in the Collateral. Lender may take any such actions either in its own name or in Debtor’s name.

(iv)                              If as a result of any regulatory change there shall be imposed, modified, or deemed applicable any tax, reserve, special deposit, or similar requirement against or with respect to or measured by reference the Letter of Credit and the result shall be to increase the cost to the Lender of issuing or maintaining the Letter of Credit or reduce any amount receivable by the Lender hereunder in respect of the Letter of Credit (which increase in cost, or reduction in amount receivable, shall be the result of the Lender’s reasonable allocation of the aggregate of such increases or reductions resulting from such event), then, upon demand by the Lender, Debtor agrees to pay the Lender, from time to time as specified by the Lender, such additional amounts as shall be sufficient to compensate the Lender for such increased costs or reductions in amount. A statement as to such increased costs or reductions in amount incurred by the Lender, submitted by the Lender to the Debtor, shall be conclusive as to the amount thereof, provided that the determination thereof is made on a reasonable basis.

(v)                                 Neither Lender nor any of Lender’s correspondents shall be responsible for, and Debtor’s obligation to reimburse Lender shall not be affected by any change of circumstances or conditions or action of any person related to the Letter of Credit or this Agreement including without limitation: (a) the validity, accuracy, sufficiency or genuineness of drafts, documents, certificates, statements or endorsements thereon, even if such drafts, documents, certificates, statements or endorsements thereon prove, in fact, to be in any respect invalid, insufficient, fraudulent or forged; (b) any breach of any agreement between Debtor and the Beneficiary of the Letter of Credit or any other party, even if Lender has received notice of same; (c) any failure of any draft to bear any reference or adequate reference to the Letter of Credit; (d) any act or omission by Lender in connection with the Letter of Credit or related drafts and documents if done in good faith; (e) any omissions, interruptions, errors, mis-deliveries or delays in the transmission or delivery of any documents, message or communication by mall, cable, telegram or other media in connection with the Letter of Credit; (f) any act, error, default, omission or failure in business of the Beneficiary, any correspondent or any other party, or any other act or omission beyond Lender’s control; (g) any acceptance or payment of overdrafts or irregular drafts or extensions of time limits or other changes or variations in, the Letter of Credit if assented to, orally or in writing, by Debtor; Debtor shall be conclusively deemed to have waived any right to object to such variation unless within three days of receipt of such irregular drafts or documents or notice of such variation, Debtor files written notice with Lender; (h) any delay by any party in giving, or failing to give notice of any default under any agreement involving Lender; (i) failure by Lender to perfect any interest in or exercise any right with respect to the collateral securing this Agreement or any other security, endorsement, or guarantee it may have for payment of Debtor’s obligations; and, (j) any amendments to which Debtor has assented.

(vi)                              Lender shall not be responsible to Debtor for, and Lender’s right to reimbursement, indemnification, and other payments hereunder shall not be impaired by any act or omission for which an issuer of a letter of credit is relieved of responsibility under the 2007 Revision of the Uniform Customs and Practice for Documentary Credits of the international Chamber of Commerce, ICC Publication No. 600 or other applicable law. In addition, Debtor acknowledges that it has reviewed and agreed to the proposed language of the Letter of Credit and that Lender shall not be responsible for the inclusion or absence of any terms or conditions in that document. Lender shall not be liable for any special, indirect, or consequential damages, unless there is clear and convincing evidence that such damages resulted from Lender’s bad faith.

(vii)                           The governing law provisions of this Agreement shall apply to this Section, except to the extent such laws are inconsistent with the 2007 Revision of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce, ICC Publication No. 600.

(viii)                        If any Event of Default shall occur and be continuing or the Revolving Credit Maturity Date shall have occurred, Debtor shall, if requested by the Lender, immediately deposit with and pledge to the Lender cash or cash equivalent investments in an amount equal to the outstanding face amount of the Letter of Credit as security for the obligations thereunder.

3.                                      Conditions Precedent. The obligations of Lender under this Amendment shall be subject to the condition precedent that Debtor shall have executed and delivered to Lender this Amendment and such other documents and instruments incidental and appropriate to the transaction provided for herein as Lender or its counsel may reasonably request.

4.                                      Payment Expenses. Debtor agrees to pay all reasonable attorneys’ fees of Lender in connection with the drafting and execution of this Amendment.

5.                                      Ratifications. Except as expressly modified and superseded by this Amendment, the Agreement and the other Loan Documents are ratified and confirmed and continue in full force and effect. The Loan Documents, as modified by this Amendment, continue to be legal, valid, binding and enforceable in accordance with their respective terms. Without limiting the generality of the foregoing, Debtor hereby ratifies and confirms that all liens heretofore granted to Lender were intended to, do and continue to secure the full payment and performance of the indebtedness arising under the Loan Documents. Debtor agrees to perform such acts and duly authorize, execute, acknowledge, deliver, file and record such additional assignments, security agreements, modifications or agreements to any of the foregoing, and such other agreements, documents and instruments as Lender may reasonably request in order to perfect and protect those liens and preserve and protect the rights of Lender in respect of all present and future collateral. The terms, conditions and provisions of the Loan Documents (as the same may have been amended, modified or restated from time to time) are incorporated herein by reference, the same as if stated verbatim herein.

6.                                      Representations, Warranties and Confirmations. Debtor hereby represents and warrants to Lender that (a) this Amendment and any other Loan Documents to be delivered under this Amendment (if any) have been duly executed and delivered by Debtor, are valid and binding upon Debtor and are enforceable against Debtor in accordance with their terms, except as limited by any applicable bankruptcy, insolvency or similar laws of general application relating to the enforcement of creditors’ rights and except to the extent specific remedies may generally be limited by equitable principles, (b) no action of, or filing with, any governmental authority is required to authorize, or is otherwise required in connection with, the execution, delivery and performance by Debtor of this Amendment or any other Loan Document to be delivered under this Amendment, and (c) the execution, delivery and performance by Debtor of this Amendment and any other Loan Documents to be delivered under this Amendment do not require the consent of any other person and do not constitute a violation of any laws, agreements or understandings to which Debtor is a party or by which Debtor is bound.

7.                                      Release. Debtor hereby acknowledges and agrees that it knows of no defenses, counterclaims, offsets, cross-complaints, claims or demands of any kind or nature whatsoever to or against Lender or the terms and provisions of or the obligations of Debtor under the Loan Documents and the other agreements, instruments and documents evidencing, securing, governing, guaranteeing or pertaining thereto, and that Debtor has no right to seek affirmative relief or damages of any kind or nature from Lender with respect thereto. To the extent Debtor knows of any such defenses, counterclaims, offsets, cross-complaints, claims, demands or rights, Debtor hereby waives, and hereby knowingly and voluntarily releases and forever discharges Lender and its predecessors, officers, directors, agents, attorneys, employees, successors and assigns, from all possible claims, demands, actions, causes of action, defenses, counterclaims, offsets, cross-complaints, damages, costs, expenses and liabilities whatsoever with respect thereto, such waiver and release being with full knowledge and understanding of the circumstances and effects of such waiver and release and after having consulted legal counsel with respect thereto.

8.                                      Multiple Counterparts. This Amendment may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. Signature pages to this Amendment may be detached from multiple separate counterparts and attached to the same document and a telecopy or other facsimile of any such executed signature page shall be valid as an original.

9.                                      Reference to Loan Documents. Each of the Loan Documents, including the Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof containing a reference to any Loan Document shall mean and refer to such Loan Document as amended hereby.

10.                               Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

11.                               Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

NOTICE OF FINAL AGREEMENT

THE AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS THE SAME MAY BE AMENDED BY THIS AMENDMENT, REPRESENT THE FINAL AGREEMENT BETWEEN AND AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN AND AMONG THE PARTIES.

REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first written above.

LENDER:		ADDRESS:

SOVEREIGN BANK		6060 Sherry Lane
Dallas, TX 75225
By:	/s/ Stephanie Baird Velasquez
Name:	Stephanie Baird Velasquez
Title:	Area President

With copies of notices to:		GARDERE WYNNE SEWELL LLP
1601 Elm Street, Suite 3000
Dallas, TX 75201-4761
Attention: Steven S. Camp

DEBTOR:		ADDRESS:

DAWSON GEOPHYSICAL COMPANY		101 E. Park Blvd., Suite 955
Plano, TX 75074
By:	/s/ Wayne Whitener
Name:	Wayne Whitener
Title:	Executive Vice Chairman